                                                                                                                        EXHIBIT 99.1


         [IRT LOGO] IRT PROPERTY COMPANY DIVIDEND                     THIS IS NOT A PROXY
         REINVESTMENT PLAN AUTHORIZATION FORM                         CHECK ONE BOX ONLY - Please see reverse for a more
         Please enroll me in the Dividend Reinvestment Plan of        complete explanation of plan options.
         IRT Property Company as indicated on this Authorization      / / A. FULL DIVIDEND REINVESTMENT-I wish to reinvest
         Form.                                                               all cash dividends on all shares of Common
                                                                             Stock now or hereafter registered in my name in
         [DO NOT RETURN THIS FORM UNLESS YOU WISH TO PARTICIPATE             additional shares of such stock.
         IN THE PLAN]
                                                                      / / B. PARTIAL DIVIDEND REINVESTMENT-I wish to
                                                                             reinvest dividends on _____ shares of Common
                                                                             Stock and receive cash dividends on all other
                                                                             shares registered in my name.




                                                                     ----------------------------------------------------
                                                                                            SIGNATURE

                                                                     ----------------------------------------------------
                                                                                            SIGNATURE

                                                                     -------------------------     ----------------------
                                                                         TAX I.D. (S.S.#)                DATE
         All registered holders must sign name exactly as shown
         above.






Completion of this form appoints Trust Company Bank, Atlanta, Georgia, your agent and directs them to apply your cash dividends in accordance with the option you have selected.

A. FULL DIVIDEND REINVESTMENT-This option directs the Company to pay Trust Company Bank, for reinvestment in additional shares of Common Stock all cash dividends on all shares of Common Stock now or hereafter registered in your name, as well as cash dividends on all shares credited to your account under the plan (less any amount required to be withheld for tax purposes under any applicable law).

B. PARTIAL DIVIDEND REINVESTMENT-This option directs the Company to pay Trust Company Bank, for reinvestment in additional shares of Common Stock all cash dividends on the number of shares of Common Stock registered in your name which is indicated on this form, and to remit to you all cash dividends on all other shares registered in your name (less in each case any amount required to be withheld for tax purposes under any applicable law).

Your participation is subject to the terms of the Prospectus describing the Plan. You may withdraw or change your election by notifying Trust Company Bank, in writing.

Please address all inquiries concerning the Plan to Trust Company Bank, IRT Dividend Reinvestment Plan, Post Office Box 4625, Atlanta, Georgia 30302.

                               FOR NOMINEES ONLY

         [IRT LOGO] IRT PROPERTY COMPANY DIVIDEND                     THIS IS NOT A PROXY
         REINVESTMENT PLAN AUTHORIZATION FORM                         Please see reverse for a more complete
         Please enroll me in the Dividend Reinvestment Plan of        explanation of plan options
         IRT Property Company as indicated on this
         Authorization Form.                                          Reinvestment by Nominee - We hold __________
                                                                      shares of Common Stock as nominee for _________
         [DO NOT RETURN THIS FORM UNLESS YOU WISH TO                  of ___________________________________________
         PARTICIPATE IN THE PLAN]                                     which has directed us to elect to reinvest cash
                                                                      dividends on ______ of such shares in additional
                                                                      shares of such stock.  We will advise IRT
                                                                      Property Company of any change in the number of
                                                                      shares of such stock held by us on behalf of the
                                                                      above named beneficial owner.



                                                                      -------------------------------------------------
                                                                                    SIGNATURE OF NOMINEE


                                                                      ------------------------    ---------------------
                                                                         TAX I.D. (S.S.#)                DATE
         All registered holders must sign name exactly as shown        OF BENEFICIAL OWNER
         above.


Completion of this form appoints Trust Company Bank your agent and directs them to apply your cash dividends in accordance with your directions.

Your participation is subject to the terms of the Prospectus describing the Plan. You may withdraw or change your election by notifying Trust Company Bank in writing.


Please address all inquiries concerning the Plan to Trust Company Bank, IRT Dividend Reinvestment Plan, Post Office Box 4625, Atlanta, Georgia 30302.